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                                                                     Exhibit 4.3

                        ADVANCED MARKETING SERVICES, INC.

                             1995 STOCK OPTION PLAN


1. PURPOSE

        The purpose of the Advanced Marketing Services, Inc. 1995 Stock Option Plan (the "Plan") is to further the interests of Advanced Marketing Services, Inc. (the "Company") and its Subsidiaries by strengthening the desire of employees to continue their employment with the Company and its Subsidiaries and by inducing individuals to become employees of the Company and its Subsidiaries through stock options to be granted hereunder. Options granted under the Plan are either options intending to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

2. DEFINITIONS

        Whenever used herein the following terms shall have the following meanings, respectively:

        (a) "Board" shall mean the Board of Directors of the Company.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        (c) "Committee" shall mean the Stock Option or Compensation Committee appointed by the Board of Directors of the Company, or if no committee has been appointed, reference to "Committee" shall be deemed to refer to the Board of Directors of the Company.

        (d) "Common Stock" shall mean the Company's Common Stock, $.001 par value, as described in the Company's Articles of Incorporation, as amended.

        (e) "Company" shall mean Advanced Marketing Services, Inc., a California corporation, or any successor by merger which agrees to assume the Plan.

        (f) "Employee" shall mean in connection with Non-Qualified Options, any director, officer or employee of the Company or any Subsidiary or Parent Corporation of the Company, it being understood that the Committee may in its discretion also grant Options to induce individuals to become and remain as Employees and that such persons, for purposes of receiving Non-Qualified Options hereunder, shall be deemed "Employees." In connection with Incentive Options under this Plan, "Employee" shall mean only employees of the Company or any Subsidiary or Parent Corporation of the Company.

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        (g) "Fair Market Value Per Share" of the Company's Common Stock on any
date shall mean if the Company's Common Stock is publicly traded the mean between the highest and lowest quoted selling prices of the Common Stock on such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above or if there were no sales on the date in question, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031- 2 of the Federal Estate Tax Regulations.

        (h) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualified as an incentive stock option within the meaning of Section 422 of the Code.

        (i) "Non-Qualified Option" shall mean an Option granted under the Plan which does not qualify as, or is not designated as, an incentive stock option within the meaning of Section 422 of the Code.

        (j) "Option" shall mean an Incentive Option, as defined in Section 2(h) hereof, or a Non-Qualified Option, as defined in Section 2(i) hereof.

        (k) "Optionee" shall mean any Employee who has been granted an Option to purchase shares of Common Stock under the Plan.

        (l) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.

        (m) "Permanent Disability" shall mean termination of employment with the Company or any Subsidiary or Parent Corporation of the Company with the consent of the Company or such Subsidiary by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

        (n) "Plan" shall mean the Advanced Marketing Services, Inc. 1995 Stock Option Plan, as amended.

        (o) "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

3. ADMINISTRATION

        (a) The Plan shall be administered by a Committee of at least two Directors of the Company appointed by the Board, each of whom shall be a "disinterested person" for purposes of Rule 16(b)(3) of the Securities and Exchange Commission and may be an "outside director" within the meaning of
Section 162(m) of the Code, or, if there are not at least two such Directors who are willing to serve on the Committee, by the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.


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        (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members.

        (c) Subject to the provisions of the Plan, the Committee or the Board shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option may be exercised and the number of shares for which an Option may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

        (d) The Company will indemnify and hold harmless the members of the Board of Directors and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful misconduct and/or criminal acts of such persons.

4. NUMBER OF SHARES SUBJECT TO PLAN

        (a) The stock to be offered under the Plan shall consist of up to 400,000 shares of the Company's Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

5. ELIGIBILITY AND PARTICIPATION

        (a) The Committee shall determine the Employees to whom Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

        (b) In no event shall the aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and all other plans of the Company and any Subsidiary or Parent Corporation of the Company) are exercisable for the first time by an Optionee in any calendar year exceed $100,000.

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        (c) In no event shall the aggregate number of shares of the Company's
Common Stock with respect to which Options may be granted to a single Optionee during the term of the Plan exceed 200,000 shares.

6. PURCHASE PRICE

        The purchase price of each share covered by each Option shall be determined by the Committee; provided, however, that in the case of an Incentive Option such price shall not be less than 100% of the Fair Market Value Per Share of the Common Stock of the Company on the date the Incentive Option is granted; and provided further that if at the time an Incentive Option is granted, the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

7. DURATION OF OPTIONS

        The expiration date of an Option and all rights thereunder shall be determined by the Committee; provided, however, that the expiration date of an Incentive Option must be within 10 years from the date on which the Incentive Option is granted, unless at the time the Incentive Option is granted, the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, in which case the expiration date of such Incentive Option must be within five years from the date the Incentive Option is granted. In the event the Committee does not specify the expiration date of an Option, the expiration date shall be 10 years from the date on which the Option was granted; provided, however, that if at the time an Incentive Option is granted, the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire five years from the date of grant. Options shall be subject to earlier termination as provided herein.

8. EXERCISE OF OPTIONS

        An Option shall vest and become exercisable from time to time in installments or otherwise in accordance with such schedule and upon such other terms and conditions as the Committee shall in its discretion determine at the time the Option is granted. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than 100 shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a


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deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise.

9. METHOD OF EXERCISE

        (a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier's check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8 hereof.

        (b) In the Committee's discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock of the Company. If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the Optionee's exercise.

        (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

10. NON-TRANSFERABILITY OF OPTIONS

        No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.


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11. CONTINUANCE OF EMPLOYMENT

        Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of his employment by the Company or any Subsidiary or Parent Corporation of the Company or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

12. TERMINATION OF EMPLOYMENT OTHER THAN BY DEATH OR PERMANENT DISABILITY

        Except as the Committee may expressly determine otherwise with respect to any particular Non-Qualified Option granted hereunder:

        (a) If an Optionee ceases to be an Employee for any reason other than his death or Permanent Disability, any Options granted to him under the Plan shall terminate one month from the date on which such Optionee terminates his employment unless such Optionee has been rehired by the Company and is an Employee on such date. During such one month period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his employment and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for purposes of this Section, but no Option may be exercised during any such leave of absence, except during the first month thereof.

        (b) Termination of employment other than by death or Permanent Disability for purposes hereof shall be deemed to take place on the earliest to occur of the following: (i) the Optionee's retirement under the normal retirement policies of the Company or any Subsidiary of the Company; (ii) the date of the Optionee's retirement with the approval of the Committee because of disability other than Permanent Disability; (iii) the date an Optionee receives notice or advice that his employment is terminated; or (iv) the date an Optionee ceases to render his services to the Company or any Subsidiary (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by the Committee excepted). The fact that the Optionee may receive payment from the Company or any Subsidiary of the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice, or for other benefits shall not affect the termination date.

13. DEATH OR PERMANENT DISABILITY OF OPTIONEE

        Except as the Committee may expressly determine otherwise with respect to any particular Non-Qualified Option granted hereunder, if an Optionee shall die at a time when he is employed by the Company or any Subsidiary or Parent Corporation of the Company or if the Optionee shall cease to be an Employee by reason of Permanent Disability, any Options granted

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to him under this Plan shall terminate six months after the date of his death or termination of employment due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

14. STOCK PURCHASE NOT FOR DISTRIBUTION

        Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option must agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15. PRIVILEGES OF STOCK OWNERSHIP

        No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16. ADJUSTMENTS

        (a) If the number of outstanding shares of Common Stock of the Company are increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof, the shares of Common Stock subject to issued and outstanding Options under the Plan and the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee as provided in Section 5(c) hereof shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

        (b) Notwithstanding the provisions of subsection (a) of this Section, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all the assets of the Company or of more than 80% of the

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then outstanding stock of the Company to another corporation or entity, the Plan and each outstanding Option shall terminate; provided, however, that: (i) each Option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall become fully exercisable thirty days before the effective date of such dissolution, liquidation, merger, consolidation or sale of stock or assets in which the Company is not the surviving corporation; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender to any Optionee holding an Option, an option or options to purchase shares of the surviving corporation or acquiring corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of any Option then outstanding under this Plan.

        (c) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17. AMENDMENT AND TERMINATION OF PLAN

        (a) The Board of Directors of the Company may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the stockholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of
Section 16 hereof; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

        (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair in a manner adverse to the Optionee any rights or obligations under any Option theretofore granted to such Optionee under the Plan.

        (c) The terms and conditions of any Option granted to an Optionee under the Plan may be modified or amended only by a written agreement executed by the Optionee and the Company.

18. EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's stockholders; provided, however, that prior to approval of the Plan by the Company's stockholders, but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining the stockholders' approval of the adoption of the Plan. Notwithstanding the foregoing, stockholders' approval must occur no later than 12 months after the date of adoption of the Plan by the Board of Directors.


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19. TERM OF PLAN

        No Option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval of the Plan by the Company's stockholders.

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                                                                     Exhibit 4.3


                                  AMENDMENT TO
                        ADVANCED MARKETING SERVICES, INC.
                             1995 STOCK OPTION PLAN

       This First Amendment (the "Amendment") to Advanced Marketing Services, Inc. (the "Company") 1995 Stock Option Plan (the "Plan") is made and entered into as of July 23, 1998 with reference to the following:

       WHEREAS, the Board of Directors of the Company duly approved this Amendment on March 1998, subject to stockholder approval; and

       WHEREAS, the Amendment was approved by the stockholders of the Company on July 23, 1998.

       NOW, THEREFORE, the Plan is amended as follows:

       1. Paragraph 4(a) of the Plan is amended and restated in its entirety to read as follows:

              "(a) The stock to be offered under the Plan shall consist of up to 650,000 shares of the Company's Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan."

       2. Paragraph 5(c) of the Plan is amended and restated in its entirety to read as follows:

              "(c) In no event shall the aggregate number of shares of the Company's Common Stock with respect to which Options may be granted to a single Optionee during the term of the Plan exceed 300,000 shares."

       3. In all other respects, the Plan shall remain unchanged and in full force and effect.